LIMITED POWER OF ATTORNEY

I, Norman H. Wesley, revoke the limited power of attorney granted to Mark A.
Roche and Russell W. Hahn on July 29, 2003 and appoint MARK A. ROCHE, ANGELA M.
PLA and ELIZABETH R. LANE to serve as my Attorneys-In-Fact and Agents and to exercise the powers and discretions set forth below:

1. To execute on my behalf any and all Securities and Exchange Commission Forms
4 and 5 relating to the disclosure of my beneficial ownership of securities in
Fortune Brands, Inc.; and

2. To execute all such other documents or things in my name as the Agents may deem necessary to meet filing requirements of the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934.

This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of Attorney.  The powers granted by this Power of Attorney shall lapse and cease to have any effect on December 31, 2006.

I, Norman H. Wesley, have executed this Limited Power of Attorney on this 19th day of January, 2005.

                  /s/ Norman H. Wesley
      Norman H. Wesley

Subscribed and sworn to me
on this 19th day of January, 2005.

/s/ Susan Hackett
Notary Public